UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

Acacia Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts		01754
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Unaudited Preliminary Results for the Third Quarter of 2016

Acacia Communications, Inc. (“the Company”) is currently in the process of finalizing its financial results for the three months ended September 30, 2016. Based on preliminary unaudited information and management estimates for the three months ended September 30, 2016, and subject to the completion of its financial closing procedures, the Company now expects revenue of $130 million to $133 million, GAAP net income of $28 million to $31 million, non-GAAP net income of $34 million to $37 million, GAAP diluted earnings per share of $0.68 to $0.75 and non-GAAP diluted earnings per share of $0.83 to $0.90 for the three months ended September 30, 2016. See “Use of Non-GAAP Financial Information and Reconciliations” below for a definition of non-GAAP net income and non-GAAP diluted earnings per share, a reconciliation in the form of a range of non-GAAP net income and non-GAAP diluted earnings per share to their nearest GAAP equivalents and information regarding the Company’s use of non-GAAP financial measures.

The Company has provided ranges for its preliminary results because its financial closing procedures for the three months ended September 30, 2016 are not yet complete. The above information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the Company’s expectations for the three months ended September 30, 2016. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the above information, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the above information. In addition, the foregoing information is subject to revision as the Company completes its financial closing procedures for the three months ended September 30, 2016. The results and other disclosures for the three months ended September 30, 2016 may differ materially from the above information as a result of, among other things, the important factors discussed under “Risk Factors” and elsewhere in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 4, 2016, the Company’s other filings with the SEC and other public announcements that the Company may make, by press release or otherwise, from time to time.

The above information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, the above information is not necessarily indicative of the results to be achieved for any future period and is subject to risks and uncertainties, many of which are not within the Company’s control. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted.

Use of Non-GAAP Financial Information and Reconciliations

The Company uses non-GAAP financial measures to evaluate its operating performance and trends and make planning decisions. The Company believes that each of these non-GAAP financial measures helps identify underlying trends in the Company’s business that could otherwise be masked by the effect of the expenses that the Company excludes. Accordingly, the Company believes that these financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in its financial and operational decision-making.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net (loss) income or diluted earnings per share, which are the nearest GAAP equivalents. Some of these limitations are:

•	the Company excludes stock-based compensation expense from each of its non-GAAP financial measures, as it has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company’s business and an important part of the Company’s compensation strategy; and

•	the Company excludes the revaluation of its preferred stock warrant liability from its non-GAAP net income measure, as it has historically been a recurring non-cash charge but it will not recur in future periods.

The Company’s management believes that providing these non-GAAP measures to the Company’s investors, in addition to providing the corresponding income statement measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that the Company’s management team uses in making many key decisions and evaluating how the Company’s results of operations may look in the future. The Company’s management does not believe that items not involving cash expenditures, such as non-cash compensation related to stock options and redeemable convertible preferred stock warrant liability costs derived from mark-to-market adjustments, are part of management’s critical decision making process. Therefore, the Company excludes those items from non-GAAP net income and non-GAAP diluted earnings per share.

These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of the Company’s results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Non-GAAP net income and non-GAAP diluted earnings per share are not substitutes for net (loss) income or diluted earnings per share. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

Non-GAAP net income. The Company defines non-GAAP net income as net income as reported on the Company’s consolidated statements of operations, excluding the impact of stock-based compensation and preferred stock warrant liability, both of which are non-cash charges, and the effect of an income tax benefit related to the release and reversal of a valuation allowance against deferred tax assets and the tax impact on those excluded items. The Company has presented non-GAAP net income because management believes that the exclusion of stock-based compensation, preferred stock warrant liability and the reversal of the valuation allowance allows for more accurate comparisons of the Company’s results of operations to other companies in the Company’s industry.

Non-GAAP diluted earnings per share. Prior to the Company’s initial public offering, in order to calculate non-GAAP diluted earnings per share, the Company used a non-GAAP weighted-average share count. The Company defined non-GAAP weighted-average shares used to compute non-GAAP diluted earnings per share as GAAP weighted-average shares used to compute diluted net income per share attributable to common stockholders, adjusted to reflect the conversion of the Company’s redeemable convertible preferred stock into common stock and the conversion of the Company’s redeemable convertible preferred stock warrants into common stock warrants, both as if they had occurred at the beginning of the period. Upon the closing of the Company’s initial public offering during the second quarter of 2016, all of the Company’s outstanding redeemable convertible preferred stock converted into common stock, and the Company’s redeemable convertible preferred stock warrants converted into common stock warrants. As a result, for the preliminary results for the three months ended September 30, 2016, adjustments related to the preferred stock and warrants were no longer required. The Company has presented non-GAAP diluted earnings per share because management believes that the exclusion of stock-based compensation, the change in fair value of the preferred stock warrant liability, and the conversion of preferred stock, allows for more accurate comparisons of the Company’s results of operations to other companies in the Company’s industry.

The following tables reconcile the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

	Three Months Ended September 30, 2016
	Low End of Range	High End of Range
	(in thousands)
Net Income Reconciliation
GAAP net income	$27,800	$30,500
Stock-based compensation	6,750	6,600
Tax effect of stock-based compensation	(550)	(400)

Non-GAAP net income	$34,000	$36,700

	Three Months Ended September 30, 2016
	Low End of Range	High End of Range
Diluted Earnings Per Share Reconciliation
GAAP diluted earnings per share	$0.68	$0.75
Stock-based compensation	0.17	0.16
Tax effect of stock-based compensation	(0.01)	(0.01)

Non-GAAP diluted earnings per share	$0.83	$0.90

Estimated weighted-average shares used to compute GAAP and non-GAAP diluted earnings per share	40,750	40,750

Earnings per share amounts in the table above are based on actual values. Totals may not sum due to rounding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: October 4, 2016	By:	/s/ Janene I. Ásgeirsson
Janene I. Ásgeirsson
Vice President, General Counsel and Secretary